(THE COMPANIES ACT, 1956)
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF

VIDESH SANCHAR NIGAM LIMITED
Interpretation          Clause. Article 1 - In the interpretation of the
                        Memorandum of Association and these Articles, the following expressions shall have the following meanings, unless repugnant to the subject or context.

The Act/or the said Act.      (a) "The Act" or "the said Act" means "The
                        Companies Act, 1956", for the time being in force.
These Articles.         (b) "These Articles" means these Articles of
                        Association as originally framed or as from time to
                        time altered by Special Resolution.
1[Beneficial            Owner (bb) "Beneficial Owner" means the beneficial owner
                        as defined in clause (a) of sub-section (1) of Section 2 of the Depositories Act, 1996.]

The Company.            (c) "The Company" means VIDESH SANCHAR NIGAM. LIMITED.
The Directors.          (d) "The Directors" means the Directors for the time
                        being of the Company and includes persons occupying the position of Directors by whatever name called.

2[Depositories Act, 1996      (dd) "Depositories Act, 1996" includes any
                        statutory modification or re-enactment thereof' and
Depository              (ddd) "Depository" means a Depository as defined under
                        clause (e) of sub-section (1) of Section 2 of the Depositories Act, 1996.]

The Board or

Board of Directors. (e) "The Board," or the "Board of Directors" means a meeting of the Directors duly called and constituted or as the case may be, the Directors assembled at a Board, or the requisite number of Directors entitled to pass a circular resolution in accordance with the Act.

The Chairman.           (f) "The Chairman" means the Chairman of the Board of
                        Directors for the time being of the Company.
The Managing Director.  (g) "The Managing Director" includes one or more persons appointed as such or any of such persons or Directors for the time being of the Company who may for the time being be the Managing Director of the Company.

The Office.             (h) "The Office" means the Registered Office for the
                        time being of the Company.
The President.          (i) "The President" means the President of India.
Capital.                (j) "Capital" means the Share Capital for the time
                        being raised or authorised to be raised for the
                        purpose of the Company.
Register.               (k) "Register" means the Register of Members of the
                        Company required to be kept pursuant to the Act.
The Registrar.          (l) "The Registrar" means the Registrar of Companies,
                        of the State where the registered office of the
                        Company is situated.
Dividend.               (m) "Dividend" includes bonus shares.
Month.                  (n) "Month" means a calendar month.
Seal.                   (o) "Seal" means the Common Seal for the time being
                        of the Company.
Proxy.                  (p) "Proxy" includes Attorney duly constituted under
                        a Power-of-Attorney.
In                      writing. (q) "In writing" and "written" shall include
                        printing, lithography and other modes of representing o reproducing words in a visible form.

Plural Number.          (r) Words importing the singular number also include
                        the plural number and vice versa.
Persons.                (s) Words importing persons include corporations and
                        firms as well as individuals.
Gender.                 (t) Words importing masculine gender shall also
                        include the feminine gender.
Government.             (u) "Government" means the "Central Government".

Expression in the Act to      (v) Subject as aforesaid, any words or
                           expressions defined in the

bear same meaning in    Act, shall, except where the subject or context
                        forbids, bear the
Articles.               same meaning in these Articles.

Marginal Notes.         (w) The marginal notes hereto shall not affect the
                        construction of the Articles.
Table                   "A" not to apply. Article 2 - The regulations contained
                        in Table "A" in the first Schedule to the Act shall not apply to the Company.

Company to be           Article 3 - The regulations for the management of the
                        Company

governed by these       and for the observance of the members thereof and
                        their

Articles.               representatives shall, subject to any exercise of the
                        statutory powers of the Company in reference to the
                        repeal or alternation of or addition to its
                        regulations by special resolution as prescribed or
                        permitted by -    the Act, be such as are contained
                        in these Articles.

Company's shares not    Article 4 - No part of the funds of the Company shall
                        be employed
to be purchased.        directly or indirectly in the purchase of or in loans
                        upon the security of the Company's shares.

CAPITAL AND SHARES
3[Share Capital. Article 5 - Authorised share capital of the Company shall be Rs.300,00,00,000 (Rupees Three hundred crores only) divided into 30,00,00,000 (thirty crores) equity shares of Rs. 10/- (Rupees ten only) each.]

Power to increase       Article 6- Subject to the approval of the President,
                        the Board may

share capital.          from time to time, with the sanction of the Company
                        in a general meeting, increase the share capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

Commission.             Article 7 - The Company may, at any time; pay
                        commission to any person for subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares, debentures, or debenture stock of the Company or procuring or agreeing to procure subscription (whether absolute or conditional) for any shares, debentures or debenture stock of the Company but so that if the commission in respect of shares shall be paid or payable out of capital the statutory conditions and requirements shall be observed and complied with and the amount or rate of commission shall not exceed 5% on the price of shares and 2 1/2% on the price of debentures or debenture stock, in each case subscribed or to be subscribed.
                        The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

On what condition new   Article 8- Subject to such directions as may be
                        issued by the
shares                  may be issued. President in this behalf, new shares
                        shall be issued upon such terms and conditions and with such rights and privileges annexed thereto, as the general meeting resolving upon the creation thereof shall direct and if no direction be given as the Board shall determine.

How far new shares to rank    Article 9 - Except so far as otherwise provided
                        by the conditions
with existing shares. of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and installments, transfer and transmission, lien, voting, surrender and otherwise.

Reduction of capital.   Article 10- Subject to the provisions of Section 100
                        to 104 of the Act and to such directions as may be issued by the President in this behalf, the Company may, from time to time, by special resolution reduce its capital by paying off capital or canceling capital which has been lost or is unrepresented by available assets, or is superfluous by reducing the liability on the shares or otherwise as may be expedient, and capital may be paid off upon the footing that it may be called up again or otherwise;
                        and the Board may, subject to the provisions of the Act, accept surrender of shares.

4[[Sub-division and Article 11 - Subject to the approval of the President, the Company consolidation of shares. in general meeting may, from time to time, sub-divide other powers conferred by Section 94 of the Act and shall file with the Registrar such notice of exercise of any such powers as may be required by the Act.

                        Provided however that the provision relating to progressive numbering shall] not apply to the shares of the Company which have been dematerialised.]

Power to modify.        Article 12 - If at any time, the capital of the
                        Company by reason of the issue of preference shares or otherwise, is divided into different classes of shares, all or any of the rights attached to the shares of each class may, subject to the provisions of Section 106 and 107 of the Act be varied with the consent in writing of the holders of at least three-fourth of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of'issued shares of that class and all the provisions hereinafter contained as to general meeting shall, muratLg mutandis, apply to every such meeting.

5[Allotment              of shares. Article 13- Subject to the provisions of
                         these Articles, the shares shall be under the control of the Board of Directors who may allot or dispose of the same, or any of them, to such persons. upon such terms and conditions, at such times, and upon such consideration as the Board may think fit. Provided that option or right to call of shares shall not be given to any person or persons without the sanction of the company in General Meeting.]

Instalments of shares   Article 14 - If by the conditions of allotment of any
                         share, the
to be duty paid. whole or part of the amount or issue price thereof shall be payable by instalments, every such instalment shall, when due, be paid to the Company by the person who, for the time being, shall be the registered holder of the shares or by his executor or administrator.

Liability of joint-holders    Article 15 - The Joint Holders of a share shall
be severally as well of shares.     as jointly liable for the payment of all
instalments and calls due in
                        respect of such share.
How shares may          Article 16 - Shares may be registered in the name of
any person, be registered.    company or other body corporate, Not more than
four persons shall
                        be registered as joint-holders of any share.
6[ [Share Certificates. Article 17A - Subject to the provisions of Articles 17B and 17C every person whose name is entered as a member in the register shall, without payment, be entitled to a certificate or more certificates in marketable lot under the common seal of the company specifying the share or shares held by him and the amount paid thereon. Provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

                        17B. Save as herein otherwise provided, the Company shall be entitled to treat the person whose name appears on the Register of Members as holder of any share or whose name appears as the beneficial owner of shares iii the records of the Depository as the absolute owner thereof and accordingly shall not (except as ordered by S Court of competent jurisdiction or as by law required) be bound to r.ecose any benami trust or equity or equitable, contingent or othsr claim or interest in such share on the part of any other person whe,ther or not it, shaLl have express or implied notice thereof,

                         1 7C:. Notwithstanding anything contained herein, the Company shal1 be entitled to dematerialise pursuant to the provisions of the Der05jojs Act, 1996 its shares debentures and other Securities for 5Ubcnptjon in a dematerialised form. The Company shall further be entitled to maintain a Register of Members with the details of Mebers holding shares both iii material and dematerialised form in any media as permitted by law including any form of electronic meqia

Issue of new share Artieje 18 - If a share certificate is worn out, defaced, lost, or certificate(s) in place of - destroyed it may be renewed in accordance with the Share worn out, defaced, Certificate Rules under the Act on payment of fee not exceeding lost or destroyed. Ruj one and on such terms, if any, as to evidence and. indemnity and the payment of out-of-pocket expenses incurred by the Company in investigating evidence as the Board may think fit.

CALL ON SHARES
Board of Directors to   M'tjcie 19- (1) The Board of Directors, may from time
                         to time,
make calls,             by a resolution passed at a meeting of the Board (and
                         not by a resciution by circulation) make such call as it thinks fit upon the members in respect of moneys unpaid on the shares held by them reslectively by giving not less than 15 days notice for payment and each member shall pay the amount of every call so made on him to the persons and at the times and places appointed by the Board of D1rtors. A call may be made payable by instalments. The Board
                         ma), at their discretion, extend the time for payment of such calls.

Calls to carry interest.      (2) If any membr fails to pay any call due from
him on the day
                         appointed for payment thereof or any such extension
thereof as
                        aforesaid, he shall be liable to pay interest on the same from the day appointed for the payment thereof to the time of actual payment, at such rate as shall from time to time be fixed by the Board of Dirtors but nothing in this Article shall render it compulsory for the Board of Directors to demand or recover any interest from any such member.

Sums payable on allotment Articie 20 - (1) Any sum which by the terms of issue of a share or at fixed date to be becbmes payable on allotment or at any fixed date, whether on paid on due dates. account of the nominal value of the share or by way of premium, shall for the purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue such sum becomes payable.

Voluntary advances of   (2) (a) The Board may, if it thinks fit, receive from
any member
uncalled share capital.       willing to advance the same, all or any part
of' the moneys
                        uncalled and unpaid upon any shares held by him.

7tlnterest payable on   (2) (b) Upon all or any of the moneys so advanced
may, until the
calls in advance.       same would, but for such advance, become presently
payable, pay
                         interest at such rate not exceeding, unless the Company in general meeting shall otherwise direct, six percent per annum a may be agreed upon between the Board and the member paying the sum in advance and the Board of Directors may, at any time, repay the amount so advanced upon giving to such members three months notice in writing. Moneys paid in advance of calls shall not in respect thereof confer a right to dividend or to participate in the profits of the Company.)

Calls to date from Article 21 - A call shall be deemed to have been made at the time resolution, when the resolution authorising such call was passed at a meeting of the Board of Directors.

Forfeiture of shares.   Article 22 - (1) If a member fails to pay any call or
                         instalment of a call, on the day appointed for payment thereof, the Board may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.
                         (2) The notice aforesaid shall: (a) name a further day (not being earlier than the expiry of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made; and, (b) state that, in the event of non-payment on or before the day so named, the shares in respect of which the call was made will be liable to be forfeited.

                        (3) If the requirement of any such notice as aforesaid ate not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the Board to that effect.

     - (4) A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Board thinks fit.
                        (5) At any time before a sale or disposal as aforesaid,
                         the Board may cancel the forfeiture on such terms as it thinks fit.

Liability to pay money Article 23 - (I) A person whose shares have been forfeited shall owing at the time of cease to be a member in respect of the forfeited shares, but shall, forfeiture notwithstanding the forfeiture, remain liable to pay to the

                        Company all moneys which at the date of forfeiture, were presently payable by him to the Company in respect of the shares.

                         (2) The liability of such persons shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

Declaration                of forfeiture. Article 24- (1) A duly verified
                           declaration in writing that the declarant is a Director, the Manager or the Secretary, of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

                           (2) The Company may receive the consideration, if any, given for the share on any sale or disposal thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

                         (3) The transferee shall thereupon be registered as the holder of the share.
                           (4) The transferee shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share, be affected by any irregularity or invalidity in the proceedings in reference to or disposal of the share.

Provisions regarding    Article 25 - The provisions of these Articles as to
                           forfeiture shall
forfeiture to apply in the apply in the case of non-payment of any sum which by terms of
case of non-payment of  issue of a share, becomes payable at a fixed time, whether on
sums payable at a fixed account of the nominal value of the shares or by way of premium,
time,                   as if the same had been payable by virtue of a call
                           duly made and
                        noticed.
0[Company's lien on     Article 26- The Company shall have a first and
paramount lien
                         upon every share not being fully paid up, registered
in the name
                        of shares each member (whether solely or jointly with others), and upon the proceeds of sale thereof for moneys called or payable at a fixed time in respect of such shares whether the time for the payment thereof shall have actually arrived or not and no equitable interest in any share shall be created except upon the footing and condition that this Article is to have full effect. Such lien shall extend to alt dividends and bonuses from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien, if any, on such shares.]

Enforcement of lien on Article 27 - The Company may sell, in such manner as the Board sale of shares. thinks fit, any shares on which the Company has lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable or until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of amount in respect of which lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or insolvency.

Application of          Article 28 - The proceeds of the sale shall be
                         received by the
proceeds of sales.      Company and shall be applied in payment of such part
                         of the amount in respect of which lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the persons entitled to the shares at the date of the sale. The purchaser shall be registered as the holder of the share and he shall not be bound to see
                         to the application -   of the purchase money, nor
                         shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

Transfer and            Article 29 - Subject to the provisions of Article 3,
the right of
transmission of shares.       members to transfer their shares shall be
restricted as follows:

                         9f(a) A share may be transferred by a member or other person entitled to transfer to a person approved by the Board.]

                        (b) Subject to the Act and subject as aforesaid, the Board may, in their absolute and uncontrolled discretion, refuse to register any proposed transfer of shares.

                       10[(c) If the Board refuse to register transfer of any
                        shares, the Board shall, within one month of the date on which the instrument of transfer is delivered to the Company send to the transferee and the transferor notice of the refusal. provided that registration of a transfer shall not be refused on the ground of the transferor being either alone or jointly with any other person or persons indebted to the company on any account whatsoever except a lien on the shares

                       (d) Subject to the provisions of the Act and save as
                        herein otherwise provided, the Board shall be entitled to treat the person whose name appears on the register of members as the holder of any share as the absolute owner thereof and accordingly shall not (except as ordered by court of competent jurisdiction or as. by law required) be bound to recognise any benami, trust or equity or equitable contingent or other claim to or interest in such share on the part of any person whether or not it shal.t have express or implied notice thereof.

tt[Transrnission by     e) In the case of transfer of shares or other
                         marketable securities
operation of law.       where the company has not issued any certificates and
where such shares
                        or securities are being held in an electronic and fungible form the provisions of the Depositories Act, 1996 shall apply.

Execution                of transfer. Article 30 - The instrument of transfer of
                         any share in the Company shall be executed both by the transferor and transferee and the transferor shall be deemed to remain holder of the share until the name of the transferee is entered in the register of members in respect thereof.

Register of transfers.  Article 31 - The Company shall keep a book, to be called the
                        "Register of Transfers" and therein shall be fairly and distinctly entered particulars of every transfer or transmission of any share.

Instrument of transfer to be  Article 32 - Every instrument of transfer shall be delivered to the
left at office and evidence   Company at the office for registration
                         accompanied by any
of titled to be given,  certificate of the shares to be transferred and such evidence as the
                        Company may require to prove the title of the transferor, or his right to transfer the share& All instruments of transfer shall be retained by the Company, but any instrument of transfer which the Board may decline to register shall on demand, be returned to. the person depositing the same.

12[Forrn of transfer.   Article 33 - The instrument of transfer shall be in
writing and all
                         the provisions of Section lOS of the Companies Act and
                        of any statutory modification thereof for the time being shall be duly complied with in respect of all transfers of shares and registration thereof.]

Closing of Registers of Article 34 - The Register of Members or the Register of Debenture members and Debenture -holders may be closed fot any period or periods not exceeding 45 holders. (forty five) days in each year but not exceeding 30 (thirty) days at any one time after giving not less than 7 (seven) days previous notice by advertisement in some newspaper circulating in the district in which the registered office of the Company is situated.

                         Article 35 deleted vide Special Resolution passed by the Shareholders at 6th AGM held on 29-09-1992.

Board's right to        Article 36 - The Board shall have the right to refuse
to register a refuse registration. person entitled by transmission to any shares or his nominee, as if he were the transferee named in an ordinary transfer presented for registration.
How far new shares to rank Article 37- Except so far as otherwise provided by the conditions with share in original of issue, or by these Articles, any capita] raised by the creation of capital. new shares shall be considered part of the original capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, lien, voting, surrender and otherwise.

`[New Shares to be      Article 38 -The new shares shall be offered to the
persons who at
offered to Members.     the date of the offer are holders of the equity
                         shares of the company, fri proporti,n as nearly as circumstances admit, to the capital paid up on those shares at that date and such offer shall be made by notice specifying the number of shares to which the member is entitled and limiting a time within which the offer, if not accepted, will be deemed to be declined, and after the expiration of such time or in receipt of an intimation from the member to whom such notice is given that he declines to accept the shares bffered, the Board may dispose of the same in such maimer as they think most beneficial to the Company.]

        72 A,ncndejf Wde Special Resolution passed by the shareholders at 6" ACM be/il on 29 Sepseni 6cr 1992.
        13 Amended vide Special Resolittion passed by rite s/tare!' alders ate1 ACM Iteid on 29 September 1992.
        BORRO" pOWERS

                         ArtiCle 39- (1) Subject to the provisions of
Sections 292 and 293 (1) Power 0forroWing. (d) of the Act, the Board may by means of a resolution. passed at a
      -                 meeting of the Board. from time to time, borrow
                                               artdior secure the urns of
                                               money for the purposes of the
                             payment of any sum or s

Company.
Conditions on which (2) The Board may secure thw repayment of such moneys in such money may be borrowed, manner and upon such terms and conditions in all respects as they think fit and in particular by the issue of bonds, perpetual or redeemable debentures, or debenture - stock or any mortgage, charge or other security on the undertaking of the whole or any part of the property of the Company (both present and future) including its uncalled capital for the time being.

   How debentures etc. shall (3) Debentures, bonds etc. of the Company shall be transferred or be transfefred. transmitted in accordance with the procedure prescribed for shares in
                           Section 108 of the Companies Act and the prevailing mies made thereunder by Central Government from time to time, unless different provisions are made specifically in the terms of issue governing such debentures, bonds etc.



   Securities may be assignable Article 40- Debentures, debenture stock, bonds or other securities free from equities. may be made assignable free from any equities between the Company and the person to whom the same may be issued. `4[Issue at discount etc. or Article 41 - Subject to Sections 79 and 117 of the Act, any with special privileges. - debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise, and with any special privileges to redemption, surrender, drawings, allotment of shares, appointment of Directors and otherwise. Debentures, Debenture-Stock, Bonds or other securities with the right to allotment of or conversion into shares shall be issued only with the consent of the company in General Meeting.]

   Inviting/accepting      deposits. Article 42 - Subject to the provisions of
                           Sections 58A and 58 B, 292 and 293 of the Companies
                           Act and the rules made thereunder from time to time, the Board of Directors may. from time to time, invite and/or accept deposits from members of the public and/or employees of the Company/or otherwise at such interest rates as may be decided

          Amended Wde Special Resohietiwi passed by the shareholders at 6m AGM held on 29 September 1992. by the Board. Board may also pay commission to any person for subscribing or agreeing to subscribe or procure or gi to procure these deposits.

GENERAL MEETINGS
Notice of General Meeting. Article 43 - (1) A general meeting of the Company ay be called by giving not. less than twenty one days notice in wnt&g (2) A general meeting may be called after giving shc" notice than that specified in clause (1) of this Article if consent is accorded thereto:

                              (i) in the case of an annual general meeig, by all the members entitled to vote thereat, and (ii) in the case of any other meeting subject t the provisions of Section 171 of the Act, by members 0f the Company holding not less than ninety five percent of such part of the paid-up share capital of the Company as iw a right to vote at meeting.

Business of meeting.    Article 44- The ordinary business of an annual
                         geneial meeting shall be to receive and consider the profit and loss accottht, the balance sheet, and the report of the Board of Directors and pf the Auditors, and to declare dividends. All other business ra5act at such meeting and all business transacted at a extra ordin&Y meeting shall be deemed special.
Quorum.                 Article 45- (1) No business shall be transacted at
                         any genl meeting unless a quorum of wembers is present at the time when the meeting proceeds to business.
                         (2) Save as herein otherwise provided, five member present, one of whom will be a representative of the President, in person shall be quorum for a general meeting of the Company

General Meetings.       Article 46 - The first annual general meeting of the
                         Company shall be held within eighteen months of its incorporation thereafter, the annual general meeting shall be held within six ionths after the expiry of each financial year, except in the case wher'o for any special reason time for holding any annual general meeting (not being the first annual general meeting) is extended by the Registrar under
                         Section 166 of the Act, no greater interval than fifteen months shall be allowed to elapse between the date of one annual general meeting and that of the next. Every annual general meeting shall be held during business hours on a day other than a public holiday either at the registered office of the company or at some other place as the Central Government may direct, and the notice calling the meeting shall speci& it as the annual general meeting. All other meetings of the Company shall be called "Extraordinary General Meeting". When Extra-ordinary Article 47 - The Board may, whenever they think fit and shall, on meeting to be called, the requisition of the holders of not less than ont tenth of the paid-up-

                         capital of the Company upon which all calls or other sums then due have been paid, as at the date carry the right of voting in regard to that matter forthwith proceed to convene an extraordinary meeting of the Company, and in the case of such requisition, the following provisions shall have effect (1) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the office and may consist of several documents, in like-form each signed by one or more requisitionists.

                         (2) If the Board of Directors of the Company do not proceed within twenty one days from the date of the requisition being so deposited to cause meeting to be called on a day not later than 45 days from the date of deposit of the requisition, the requisitionists or a majority of them in value may themselves convene the meeting, but any meeting so convened shall be held within three months from the date of the deposits of the requisition. (3) Any meeting convened under this Article by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by the Board.

                         If, after a requisition has been received, it is not possible for a sufficient number of Directors to meet in time so as to form a quorum, any Director may convene an extraordinary general meeting in the same maimer as early as possible as that in which meetings may be convened by the Board.

Omission to give notice. Article 48 - The accidental omission to give any such notice or the non-receipt of any such notice by any member shall not invalidate the proceedings at any meeting.

Chairman of             Article 49- The Chairman of the Board shall be
                         entitled to take
General Meeting.        the Chair at every general meeting or if there be no
                         such Chairman,
or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting or is unwilling to act as Chairman, the members presentshatl choose another Director as Chairman, and, if no Director shall be present, or if all the Directors present decline to take the chair then, the members present shall choose one of their number to be the Chairman.

When, if quorum not Article 50 - If within half art hour from the time appointed for the present, meetings to be meeting a quorum is not present, the meeting if convened upon dissolved and when . such requisition as aforesaid, shall be dissolved; but in any other to be adjourned, case it shall stand adjourned tothe same day in the next week at the same time and place, and if at such adjourned meeting a quorum is not present then those members who are present shall be a quorum and may transact the business for which the meeting was called. Right of President to Article 51 - (1) The President, so long as he is a shareholder of the appoint any person as Company, may, from time to time, appoint one or more persons his representative. (who need not be a member or members of the Company) to represent him at all or any meeting of the Company. (2) Any one of the persons appointed under sub clause (1) of this Article shall be deemed to be a member of the Company and shall be entitled to vote and be present in person and exextise the same rights and powers (including the right to vote by proxy) as the President could exercise as a member of the Company.

                         (3). The President may, from time to time, cancel any appointment made under sub clause (I) of this Article and make fresh appointment. (4) The production at the meeting of an order of the President evidenced as provided in the Constitution, shall be accepted by the Company as sufficient evidence of any such appointment or cancellation as aforesaid.

Adjournment              of meeting. Article 52 - (1) The Chairman may, with the
                         consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and place to place.

Business at adjourned (2) No business shall be transacted at any adjourned meeting other meeting. than the business left unfinished at the meeting from which the adjournment took place.
Notice of adjourned meeting.  (3) When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as was given in th case of an original meeting.
                         (4) Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

How questions to be     Article 53 - (1) Every question submitted to a
meeting shall be decided at meetings. decided in the first instance by a show of hands and in the case of an equality of votes the Chairman shall, both on a show of hands and at a poll (if any), have a casting vote in addition to the vote or votes to which he may be entitled as a member.

Evidence of a resolution (2) At any general meeting a resolution put to vote of the meeting where poll not demanded. shall be decided on a show of hands, unless a poll is, before or on the declaration of the result of the show of hands, deinanded by a member present in person or proxy or by duly authorised representative, and unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or lost, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the vote recotded in favour of or against that resoLution.

Poll how to be taken. (3) If a poll is duly demanded, it shall be taken in such manner and at such time and place as the Chairman of the meeting directs and either at once or after an intenral or adjournment or otherwise, and the result of the poll shall be deemed to be the resolutiOn of the meeting at which the poll was demanded. The demand of a poll may be withdrawn.
Poll when to be taken (4) Subject to the provisions of Section 180 of the
Act, any poll at the meeting. duly demanded on the election of a Chairman of a meeting or on any
                         question of adjournment shall be taken at the
                         meeting and without adjournment.
Business may proceed (5) The demand of a poll shall not prevent the continuance of a notwithstanding meeting for the transaction of any business other than the question demand of poll. on which a poll has been demanded.
Chairman's decision     (6) The Chairman of any meeting shall be the sole
judge of the conclusive, validity of every vote tendered at such meeting. The Chairman present at the taking of a poll shall be the sole judge of the validity of every vote tendered at such poll.

Objection to vote. (7) No objection shall be raised as to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all other purposes.

Chairman to judge validity. (8) Any such objection made in due time shall be referred to the Chairman of the meeting whose decision shall be fmal and conclusive.

Vote of Members. Article 54- Upon a show of hands every member present in person or by proxy, or by duly authorised representative shall have one vote and upon a poll every such member shall have One vote for every share held by him.

Votes in respect of deceased Article 55 - Any person entitled under the transmission clause to and bankrupt members. any shares may vote at any general meeting in respect thereof in the same maimer as if he were the registered holder of such shares provided that seventy-two hours at least before the time of holding the meeting or adjourned meeting as the case may be at which he proposes to vote, he shall satis& the Board of Directors of his right to such shares, unless the Board of Directors shall have previously admitted his right to such shares of his right to vote at such meeting in respect thereof.

Joint holders.          Article 56- Where there are joint registered holders
                         of any share, any one of such persons may vote at any meeting, either personally or by proxy, in respect of such shares as if he were solely entitled thereto, arid if more than one of such joint holders be present at any meeting personally or by proxy, that one of the said persons present whose name stands first on the register in respect of such share shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased member in whose name any share stands shatl.for the purposes of this clause be deemed joint holders thereof.
Votes in respect of shares of Article 57 - A member of unsound mind or in respect of whom an members of unsound mind, order has been made by an Court having jurisdiction in lunacy, may vote whether on a show of hands or on poll, by his committee or other legal guardian, and any such committee or guardian may on a poll, vote by proxy.

No member to vote unless Article 53 - No member shall be entitled to vote at any general calls are paid- up. meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.
Instrument appointing proxy Article 59 - A member entitled to attend and vote at a meeting to be in writing. may appoint another person (whether a member or not) as his proxy to attend a meeting and vote on show of hands or on a poll. No member shall appoint more than one proxy to attend on the same occasion. The instrument appointing a proxy shall be in writing and be signed by the appointer or his attorney duly authorised in writing or if the appointer is a body corporate, be under its seal or be signed

      -                 by an officer or an attorney duly authorised by it.
Form of Proxy.          Article 60 - An instrument appointing a proxy shaH he
                         in either of the forms in Schedule IX to the Act or a form as near thereto as circumstances admit.

Instrument appointing proxy Article 61 - The instrument appointing a proxy and the power of to be deposited in office, attorney or other authority (if any) under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the registered office of the Company not less than 48 (forty-eight) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or in the case of a poll not less than 24 (twenty four) hours before the time appointed for taking of the poll and in default the instrument of proxy shall not be treated as valid.

When vote by proxy valid Article 62 - A vote given in accordance with the terms of an though authority revoked, instrument of proxy shall be valid notwithstanding the previous death or insanity of the principaI, or the revocation of the proxy or of the authority under which the proxy was executed or the transfer of the shares in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer or transmission shall have been received at the office of the Company before the commencement of the meeting or adjourned meeting at which the proxy is used.

No member entitled to vote Adicle 63 - No member shall be entitled to be present, or to vote etc. while call due to the on any question either personally or by proxy at any general company. meeting or upon a poll, or be reckoned in a quorum whilst any call or other sum shall be due and payable to the Company in respect of any of the share of such members,
BOARD OF DIRECTORS
Board of Directors.     Article 64 - The business of the Company shall be
                         managed by the
                         Board of Directors.
`5tNumnber of Directors. Article 65 - Until otherwise determined by a General
                         Meeting of the
        Amended tilde Special Resolution passed by the shareholders at LOM lie/do,, JO Marc/p /993, Company and subject to the provisions of
        Section 252 of the Act, the number of Directors shall not be less than three and more than twelve. The Directors are not required to hold any qualification shares.

President                of India's powers Article 66 A - The President of India
                         shall be entitled by a notice

to appoint Director,    in writing, addressed to the Company by an order made
                         and executed in the name of the President of India and authenticated as provided by the Constitution of India, to appoint such number of' persons as Directors as shall, together with the Managing Director and other Directors including whoie-time Directors, not exceed one-third of the total number of Directors for the time being on the Board of the Company (including vacancies, if any) and to remove such person or persons from office and on a vacancy being caused in such office from any cause whatsoever, whether by resignation, retirement, death, removal or otherwise, of any such person or persons so appointed, to appoint another or others to fill such vacancy. An appointment or removal of a Director under this Article shall become effective
               $ forthwith upon receipt by the Company of the aforesaid order. The Directors so appointed by the President of india shall not be liable to retire at any General Meeting of the Company.

Right of the President of Article 66 B - Subject to provisions of Article 66 A above, the India to appoint President of India shall be entitled by a notice in writing addressed
ChairmanlManagtho       to the Company to appoint any Director as the
                         Chairman of the

Director, etc.          Board or Chairman and Managing Director, Managing
                         Director, or whole-time Director(s) of the Company
                         and prescribe their remuneration subject to the
                         provisions relating to remuneration contained in the
                         Act and to remove such person from office and on a
                         vacancy being caused in such office, whether by
                         resignation, retirement, death, removal or
                         otherwise, of any such person so appointed, to
                         appoint another/others to fill such vacancy. An
                         appointment or removal of a Director under this
                         Article shall become effective forthwith upon
                         receipt by the Company of the notice in writing
                         aforesaid.
Appointment of alternate Article 66 C - The Board may appoint an alternate
                         Director
Director                recommended for such appointment by a Director other
                         than whole-time Director (hereinafter called the
                         Original Director) in whose place he is being
                         appointed during his absence for a period of not
                         less than three months from the State in which the
                         mcctings of the Board aro ordinarily held. Provided
                         that in the case of an Original Director who is
                         appointed by the President of india under the
                         provisions of Article 66 A, the Board may appoint an
                         alternate Director recommended for such appointment
                         by the President of India. An alternate Director
appointed                under this Article shall not hold office for a period
                         longer than that permissible to the Original Director in whose place he has been appointed and shall vacate office if and when the original Director returns to that State. If the term of office of the Original
                         Director is determined before he so returns to that State, any

      -                 provision(s) in the Act or in this Articles for the
                         automatic appointment shall apply to the Original Director and not to the alternate Director,
Directors' power to Article 66 D - Subject to the provisions of Section 260 of the Act, appoint additional Director, the Board shall have power at any time and from time to time, appoint any other qualified person(s) to be an Additional Director(s), but so that the total number of Directors shall not at any time exceed the maximum fixed under
                         Article 65. Any such additional Director (s) shall hold office only upto the date of the next Annual General

         -              Meeting $
Directors power to fill Article 66 E
casual vacancies. (a) If the office of any Director appointed by the Company in General Meeting is vacated before his term of offlee willexpire in the normal course, the resulting casual vacancy may, in default of and subject to these Articles, be filled by the Board of Directors at a

               $        meeting of the Board.
                         (b) Any person so appointcd shall hold office only upto the date upto which the Director in whose place he is appointed would have held office, if it had not been vacated as aforesaid but shall be eligible for the re-appointment at such Meeting subject to the provisions of the Act.

Retirement by rotation Article 66 F(i) - At every Annual General Meeting of the Qf Directors and ascertaining Company, one-third of such of the Directors for the time being, as of Directors retiring by are liable to retire by rotation or if their number is not three or a
rctation and filling    multiple of three, the number nearest to one-third
                         shall retire from
up of vacancies.        office. The non-retiring Directors, if any, shall not
                         be subject to retirement under this clause and shall not be taken into account in determining the rotation of retirement or the number of Directors to
      o                 retire. Subject to provisions of the Act, the
                         Directors to retire by rotation under this Article at every Annual General Meeting shall be
      o those who have been longest in office since their last appointment, but as between persons who become Directors on the same day, those who are to retire, shall, in default of and subject to any agreement among themselves, be determined by lot,

Eligibility              for re-election. Article 66 F (ii) - A retiring
                         Director shall be eligible for r1election.

Company to appoint

successors.              Article 66 F (iii) - Subject to Section 258 of the Act,
                         the Company at the General Meeting at which a Director retires in the manner aforesaid may fill up the vacated office by electing a person thereto.

Special position of Article 66 G - The Managing Director shall not, while he Managing Director. continues to hold that office be subject to retirement by rotation in accordance with Article 66 F (I). If he otherwise, ceases to hold the $ office of Director he shall ipso facto and immediately cease to be a Managing Director.

Not:ice of candidature for    Article 66 H
office of Director except
in certain cases.       (a) A person other than a retiring Director shall be
eligible for
                         appointment to the office of Director at any General
Meeting, if he or
                      some member intending to propose him has, not less than
                           fourteen days before the Meeting, left at the Registered Office, a notice in writing under his hand, signif'ing his candidature for the office of Director or the intention of such Member to propose him as a candidate for that office, as the case may be, alongwith a deposit of five hundred rupees or such sum as may for the time being be prescribed by the Act, which shall be refUnded to such person or, as the case may be, to such member, if the person succeeds in getting elected as a Director.

      $                 (b) The Company shall inform its members of the
                         candidature of a person for the office of a Director or the intention of a member to propose such person as a candidate for that office, by serving individual notices on the members not less than seven days before the Meeting;
                           Provided that it shall not be necessary for the Company to serve individual notices upon the members as aforesaid, if the Company advertises such candidature or intention, not less than seven days before the Meeting, in atleast two newspapers circulating in the place where the Registered Office of the Company is located, of which one is published in English and the other in the regional language of that

         o              place.
                           (c) Every person (other than a Director retiring by rotation or otherwise or a person who has left at the office of the Company, a notice under Section 257 of the Act, signifying his candidature for the office of Director) proposed as a candidate for the office of a Director shall sign and file with the Company his consent in wilting to act as a Director, if appointed. FLUng of consent to Article 66 I - A person other than act as Director.

             $          (a)   A Director re-appointed after retirement by
rotation or
                         immediately On the expiry of his term of office; or
      (b)               An additional or alternate Director, or a person
                         filling a casual vacancy in the office of a Director under Section 262 of the Act, appointed as an additional or alternate Director, immediately on the expiry of his term of office; shall not act as a Director of the Company, unless he has, within thirty days of his appointment, signed and filed with the Registrar his consent in writing to act as such Director.

Remuneration of Directors. Article 65 J $
                         (a) The fee payable to a Director for attending a meeting of the Board or Committee thereof shall be decided by the Board of Directors from time to time within the maximum limit of such fee that may be prescribed under the proviso to Section 310 of the Companies Act, 1956.
                         (b) Subject to the Provisions of the Act, any Director if called upon to perform extra services or special exertions or efforts (which expression shall include work done by a Director as a member of any committee formed by the Directors), the board may arrange with such $ Director for such special remuneration, for such extra services or special exertions or efforts, either by a fixed sum or otherwise, as may

         o              be determined by the Board and such remuneration may
                         be either in addition to or in substitution of his remuneration above provided.
Travelling expenses     Article 66 K - The Board of Directors may allow and
pay to any
incurred by Director.   Director, who is not a resident of the place where
                         the meetings of the Board or Committees thereof or General Meeting of the Company are held and who shall come to such place for the purpose of attending a meeting or for attending its business at the request of the Company, such sum as the Board may consider fair compensation for travelling, hotel and other incidental expenses, in addition to his fee, if any, for attending such meeting as above specified, and if any Director be called upon to go or reside out of the ordinary place of his residence on the Company's business, he shall be entitled to be reimbursed all travelling and other expenses incurred in connection with the business of the Company.

Directors may act       Article 66 L - The continuing Director(s) may act
                         notwithstanding

nocwifnstanding          vacancy, any vacancy in their body, but, if and so long
                         as their number is reduced below the quorum fixed by these Articles for a meeting of the Board, the continuing Director(s) may act for the purpose of increasing the number of Directors to that fixed for the quongn, or for summoning a General Meeting, but for no other purpose.]

General powers of the Article 67 - Subject to the provisions of the Act and the directives company vested in the or instnirnents if any, the President may issue from time to time, Board of Directors. the business of the Company shall be managed by the Directors who may pay all expenses incurred in setting up and registering the Company and who may exercise all such powers and all such acts and things as the Company is authorised to exercise and do. Provided that the Directors shall not exercise any power or do any act or thing which is directed or required whether by the Act or any other act or by the Memorandum or Articles of the Company or otherwise, to be exercised or done by the Company in general meeting.

                           Provided further that in exercising any such power or doing any such act or thing, the directors shall be subject to the provisions contained in that behalf in the Act or any other act, or in the Memorandum or Articles of the Company, or in any regulatio made by the Company in general meeting. No regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

Delegation               of Powers. Article 68 - (1) Subject to the provisions
                         of the Act, the Board may, from time to time, delegate such of its powers as it may think fit to the Chairman, Chairman..cum..Managjng Director and/or Managing
                         Director(s), subject to such terms, conditions and restrictions as it

            $           may deem necessary to impose and may, from time to
                         tim; revoke, amend or vary all or any of the powers so delegated.
                         (2) The Chairman, the Chairman-cum..Manaoing Director and/or
                         Managing Director(s) may sub-delegate any of the powers delegated
             $          to him by the Board to any officer or other employees
                         of the Company, subject to condition that every such sub-delegation of his powers will be reported to the Board.
Powers of Chairman      Article 69 - (i) The Chairman shal! reserve for
                         decision of the President any proposals or decisions of the Board of Directors or any matter brought before the Board which raises in the opinion of the Chairman, any important iSSue and which is, on that account, fit to be reserved for the decision of the President and rio decision on such an important issue shall be taken in the absence of the Chairman appointed by the President.
[Matters requiring prior (ii) Notwithstanding any of the provisions contained in the other approval of President. Articles, prior approval of the President shall be obtained in respect of;
      (a)               Appointment, which term will include initial
                         appointment, extension in service and re-employment of personnel who have attained the age of 58 years on a pay (including pension and pensionary equivalent of retirement benefits) exceeding
                         Rs.5,700 (Rupees Five Thousand and Seven Hundred only) per mensem.
                         (14 Appointment of any foreign national to any post in the Company.
                         (c)  Winding up of the Company.
                         (d) Sale, lease or disposal of any land and/or building having an original book value of Rs.Ten
                         Iakhs and above.
                         (e) Establishing fmaiicial joint ventures and wholly owned subsidiaries in India or abroad only except n the cases where the equity investment of the Company satisfies the following criteria:
                                (I)   Rs.200 crores in any one project
                                (ii)  5 per cent of the net worth of the
                                      company in any one project
                              (iii) 15 percent of the net worth of the
                              company in all joint
                                     ventures/subsidiaries put together.
                         (0 Company's five year and Annual Plans for Development and Capital Budgets. $
                         (g) Revenue Budget of the Company in case there is an element of deficit which is proposed to be met by obtaining hinds from Central
     $ Government.
                         (h)  Withdrawal of an existing service.
                         (i) Fixation, modification, increase or reduction in tariff for telecommunications services provided by the Company to the user.J
Power of President to Article 70 - Notwithstanding anything contained in all these
       I 6 Ssthsanued vide Special Resoluriou passed by tire shareholders at 1 1" A GM held on 27 September 1997. issue directives.Articles but subject to the provisions of the Act, the President may, from time to timne, issue such directives or instructions as may be considered necessary in regard to the conduct of business and affairs of the Company and in like manner may vary and annul any such directive or instruction. The Board of Directors shall give immediate effect to the directives or instructions so issued. In particular, the President will have the powers; $ (i) to give directives to the Company as to the exercise and performance of its functions in matters involving national security or substantial public interest (ii) to call for such returns, accounts and other information with $ respect to the property and activities of the company as may be required from time to time. $ (iii) to provide wholly or partly owned cornpany(ies) or subsidiary(ies) including participations in their share capital irrespective of the sources from which the operations of such companies are to be financed. (iv) to determine in consultation with the Board annual, short and long-term financial and economic objectives of the company. Provided that all directives issued by the President shall,be in writing addressed to Chairman. The Board shall, except where the President considers that the interest of national security requires otherwise, incorporate the contents of directives issued by the President in the

                       -annual report of the company and also indicate $its
                         impact on the financial position of the company.

             $          (v) To take decisions regarding entering into
                         partnership and/or regarding arrangements for sharing profits.
Matters reserved for Article 71 -No action shall be taken by the company in respect of President's approval- any proposal or decision of the Board reserved for the approval of the

                         President until his approval to the same has been obtained. The President shall have the power to modify such proposals or decision of the Board. $

Specific Powers of the Article 72 - Without prejudice to the general powers conferred by Board of Directors. Article 67 and the other powers conferred by these Articles, but subject to the provisions of Sections 293, 293-A, and 294 of the Act, the Board of Directors shall have the following powers, that is to say power; To acquire property. (I) to purchase, take on lease or otherwise acquire for the company property, rights or privileges which the company is authorised to acquire at such price, and generally on such terms and conditions as

they think fit.         $
 Works of a capital nature. (2) to authorise without reference to the Central
     Government, the $ undertaking of works of a capital nature within the limits stated in
                         Article 69 (ii) (c) above.

To pay for property,    (3) to pay for any property, rights or privileges
acquired by, or debentures etc. services rendered to the company either wholly or partially in cash or in shares, bonds, debentures or other securities of the company, and any such shares may be issued either as fully paid-np or with such amount credited as paid-np thereon as may be agreed upon and any such bond, debentures or other securities may be either specifically charged upon all or any part of the property of the company and its uncalled capital or not so charged.

To secure contracts     (4) to secure the fulfillment of any contracts or
engagements
by mortgage.            entered into by the company by mortgage or charge of
                         all or any of the property of the company and its
                          uncalled capital for the time

               o        being or in such other manner as they may think fit.
To appoint officers etc. (5) to create posts of, to appoint persons and at their discretion, remove or suspend general managers, managers, secretaries, officers, clerks, agents and servants for permanent, temporary or special services, as they may, from time to time, think fit, and to determine their powers and duties and fix their salaries or emoluments and require security in such instances and to such amounts as they think fit.

To appoint trustees.    (6) to appoint any person or persons (whether
                           incorporated or not), to accept and hold in trust for the company, any property belonging to the company or in which it is interested or for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust and to provide for the remuneration of such trustee or trustees.
To bring and defend action. (7) to institute, conduct, defend compound or abandon, any legal proceedings by or against the company or its officers or otherwise concerning the affairs of the company and also to cotnpound and allow time for payment or satisfaction of any claims or demands by or against the company.

   To refer to arbitration.   (8) to refer any claims or demands by or
                           against the company to
   arbitration and observe and perform the awards.
To give receipt.        (9) to make ahd give receipts, release, and other
                         discharges for money
o                       payable to the company, and for the claims and
                         demands of company.
To autborise acceptance etc. (10) to determine the person(s) who shall be entitled to sign on the company's behalf, bills, notes, receipts, acceptances, endorsements, cheques, releases, contracts and documents.

To appoint attorney.    (11) From time to time to provide for the management
                         of the affairs of the company outside the areas which in the context includes the townships and sites of operations of the company in such manner as they think fit, and in particular to appoint any person to be the attorney or agent of the company with such powers (including power to sub-delegate) and upon such terms as may be thought fit.
To invest moneys. (12) To invest in Reserve Bank/State Bank of India/any nationalised bank or in such securities as may be approved by the President and deal with any of the moneys of the company upon such investments

         o -$           authorised by the Memorandum of Association of the
                         company (not being shares in this company) and in such manner as they think fit and from time to time to vary or realise such investments.
To give security by (13) To execute in the name and on behalf of the company in way of indemnity, favour of any Director or other persons who may incur or be about to incur any personal liability for the benefit of the company such
               o mortgage of the company's property (present and future) as they think fit and any such mortgage may contain a power of sale and such other powers, covenants and provisions as shall be agreed upon.

To give percentage. (14) Subject to the approval of the President, to give to arty person - employed by the company a commission on the profits of any particular business transaction or a share in the general profits of the company, and such commission or share of profit shall be treated as

                   o    part of the working expenses of the company.
To make bye-laws.       (15) From time to time make, vary and repeal bye-laws
                         for the regulation of the business of the company, its officers and servants.
To give bonus,          (16) To give, award, or allow any bonus, pension,
                         gratuity or compensation to any employee of the company or his widow, children or dependants, that may appear to the Board of Directors just or proper, whether such employee, his widow, children or dependants have or have not a legal claim upon the company.
To create Provident Fund. (17) Before declaring any dividend to set aside such portion of the profits of the company as they may think fit, to form a fund to provide for such pensions, gratuities or compensation or tO create any provident or benefit fund in such manner as the Board of Directors may deem fit.

To estblish Managing (18) From time to time and at any time to establish any Managing Committee. Committee for managing any of the affairs of the company in any
         o              specified locality in India, or out of India, and to
                         appoint any person(s) to be member(s) of such Managing Committee and to fix their remuneration and from time to time and at any time to delegate to any person(s) so appointed any of the powers, authorities and discretion for the time being vested in the Board of' Directors other than the power to make call; and to authorise the members for the time being of any such Managing Committee or any of them to fill up any vacancies therein and to act notwithstanding vacancies, and any such appointment or delegation may be made in such terms, and subject to such conditions as the Board of Directors may think fit and the Board of Directors may at any time remove any person so appointed and may annul or vary any such delegation.
To make contracts. (19) To enter into all such negotiations and contracts and rescind and vary all such contracts, execute and do all such acts, deeds and things in the name and On behalf of the company as they may consider expedient for or in relation to any of the matters aforesaid or otherwise for the purposes of the company; and

To establish institution, (20) To establish, maintain, support and subscribe to any society, etc. charitable, benevolent, public or general useful objects or any institution, society, or club or nind which may be for the benefit of the company or its employees or may be connected with any town or place where the company carries on its business or any object in which the company may be interested.

To borrow or raise or (21) Subject to the approval of the President to borrow or raise or secure the payment of secure the payment of money in such manner as the company shall money subject to the think fit and in particular by executing mortgages and the issue of approval of the President. debentures, or debenture-stock, perpetual or otherwise, charged upon all or any of the companys property (both present and future) including its uncalled capital and to purchase, redeem, or pay off any such securities.

To fix terms and conditions (22) To fix tenns and conditions for providing, maintaining and for providing, maintaining operating services provided to the customers.

& operating services.
SeaL Article 73 - The seal of the company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors and except in the presence of at least one Director or such other person as thc Board may appoint for the purpose; and the said

      -                 Director or the person aforesaid shall sign every
                         instrument to which the seal of the company is so affixed in his presence.
                            PROCEEDiNGS OF THE BOARD

Meeting of the Board. Article 74 - A meeting of the Board of Directors shall be held for the despatch of the business of the company at least once in every three months and at least four such meetings shall be held in every year.

Director may            Article `75 - A Director may at any time convene a
meeting of the summon meeting. Board Directors. Questions arising at any meeting shall be decided by majority of votes. The Chairman shall have a second
                           or casting vote in the case of an equality of votes.
Notice of meetings. Article 76- (1) Notice of every meeting of the Board of Directors of the Company shall be given in writing to every Director for the time being in India and at his usual address in India to every other

   o                    Director.
                         (2) Every officer of the company, whose duty is to give notice as aforesaid and who fails to do so shall be punishable with fine which may extend to one hundred rupees.

Quorum for meetings. Article 77 - The quorum for a meeting of the Board of Directors of the Company shall be one-third of its total strength (total strength as determined by the Act and any fraction in that one-third being rounded off as one) or2 Directors, whichever is higher.

Chairman of             Article 78 - The President may nominate a Director as
                           Chairman

Board's meeting- of the Directors' meetings and determine the period for which he is to hold office. If no such Chairman is nominated, or if at any meeting the Chairman is not present within 15 minutes after the time fQr

         o              holding the same, the Directors present may choose
                           one of their number to be the Chairman of the meeting.
Power of Quorum. Article 79 - A meeting of the Board of Directors for the time being at which a quorum is present shall be competent to exercise all or any of the authorities, powers,and discretion by or under the Articles of company for the time being vested in or exercisable by the Board of Directors generally.

Delegation                 of powers Article 80- The Board may, subject to the
                           restrictions laid down to comrriittees. in Section
                           292 of the Act, delegate any ofthcir powers to Committees

                         consisting of such number of their body as they think fit, and may,
            o           from tftnc to time, revoke such delegation. Any
                         Committee so formed, shall in the exercise of the power so delegated, conform to any regulation that may, from time to time, be imposed upon it by the Board of Directors. The proceedings of such a Cormnittee shall be placed before the Board of Directors at its next iriceting.
Chairman of meeting Article 81 - A Committee of irectors may elect a Chairman of of committee. their meetings, if no such Chairman is elected or if at any meeting the
                         Chairman is not present within 15 minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

When acts of Directors or Article 82 - All acts done by any meeting of the Board of Committee valid Directors, or of a Committee of Directors, or by any person acting notwithstanding as a Director shall notwithstanding that it be afterwards disdovered defective appointment, that there was some defect in the appointment of such Directors or persons acting as aforesaid or that they or any of them were or was disqualified, be as valid as if every such person had been duly appointed and was qualified to be Director. Provided that nothing in
            o this Article shall be deemed to give validity to acts done by a Director after his appointment has been shown to the company to be invalid or to have terminated.

Resolution without Board Article 83 - Subject to the provisions of Section 292 of the Act, Meeting valid, resolutions of the Board can be passed by circulation and they shall be as valid and effectual as if they have been passed at a meeting of the Board of Directors duly called and constituted. No resolution shall, however, be deemed to have been duly passed by the Board or by a Committee thereof by circulation unless the resolution has been circulated in draft, together with the necessary papers, if any, to all the Directors, or to all the members of the Committee then in India (not being less in number than the quorum fixed for a meeting of the Board or Committee as the case may be), and to all other Directors or members at their usual address in India, and has been approved by such of the Directors as are then in India or by a majority of such of them, as are entitled to vote on the resolution.

                             RESERVES AND DIViDENDS.

Reserve Fund.           Article 84 - Subject to Section 205 of the Act, the
                         Board may, before recommending any dividend, set apart out of the profits of' the company such sums as they think proper as a reserve fund to meet contingencies or for equalising dividends, or for special dividends, or

   o                    for repairing, improving and maintaining any of the
                         property of the company, and for amortisation of capital and for such other purposes as the Board of Directors shall, in their absolute discretion, think conducive to the interest of the company, and may invest the several sums so set aside upon such investments, (other than shares of the company) as they may think fit from time to time to deal with
                         and vary such investments and dispose of all or any part thereof for the benefit of the company, and may divide the reserve funds into such special funds, as they think fit and employ the reserve funds or any part thereof in the business of the company and that without being bound to keep the same separate from the other assets,
Net Profits.            Article 85 - The declaration of the Directors as to
                         the amount of net profit of the company shall be conclusive.
Dividend,               Article 86 - The profits of the company available for
                         payment of dividend subject to any special rights relating thereto, created or authorised to be created by these presents and subject to the
                         provisions of these presents as to the reserve fund
                         and amortisation of capital, shall, with the
                         approval of the President, be divisible among the members in proportion to the amount of capital paid up by them respectively, provided always that
                         (subject as aforesaid) any capital paid up on a
                         share during the period in respect of which a
                         dividend is declared shall only entitle the holder
                         of such share to an apportioned amount of such
                         dividend as from the date of payment.
Interim dividend.       Article 87 - The Board may, from time to time, pay to
                         the members
    o                   o o   such interim dividends as in their judgement
the position of the
                         company justifies.
Capital paid up in advance Article 88 - Where capital is paid up on any shares in advance of calls upon the footing that the same shall carry interest, such capital shall not, whilst carrying interest, confcr a right to participate in profits.

])cclaration               of dividends. Article 89 - The company, in general
                           meeting, may declare a dividend to be paid to the members according to their rights and interests in the profits but no dividend shall exceed the amount recommended by the Board of Directors.

Dividends out of profits only ArticLe 90 - No dividend shall be declared or paid by the company and not to carry interest, for any financial year except out of profits of the company for that year arrived at after providing for the depreciation in accordance with the provisions of sub-section(2) of
                         Section 205 of the Act or out of prpfits of the company for any previous financial year Or years arrived ax after providing for the depreciation in accordance with those provisions and remaining undistributed or out of both or out of moneys provided by the Government for the payment of dividend in pursuance of a guarantee given by the Government. No dividend shall

      -                 carry interest against the company.
`7[Debts may be deducted.     Article 91 - The Board may retain any dividends
                         in respect of shares on which the company has a lien and may apply the same in or towards satisfaction of' the debts, liabilities or engagements in respect of which the lien exists. No unclaimed dividend shall be forfeited by the Board unless the claim thereto becomes barred by law and the company shall comply with all the provisions of Section 205-A of the Act in respect of unclaimed or unpaid dividend.)

Dividends to the        Article 92 - Any one of several persons who are
                         registered as the
joint holders.          joint holders of any share, may give effectual
                         receipts for all dividends and payments on account
                         of dividends in respect of such shares.
Dividends-are to be     Article 93 - Subject to the provisions of Section 205
of the Act, paid in cash. no dividend shall be payable except in cash.
Payment by post.        Article 94- Unless otherwise directed, any dividends
                         may be paid by cheque or warrant sent through the post to the registered address of the member or person entitled or in the case ofjoint holders, to the registered address of that one whose name stands first in the register in respect of the joint holding; and every cheque or warrant so sent shall be made payable to the order of the person to whom it is sent.

Notice of dividends. Article 95 - Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

ACCOUNTS.
Accounts to be kept. Article 96 - The company shall cause to be kept proper books of accounts with respect to : - (a) alt sums of money received and expended by the company and the matters in respect of which the receipt and expenditure take place; (b) all sales and purchases made by the company;

        `7Anxended vide Special Resolution passed by the shore/widen at t ACM held on 29 September 1992.
        (c) the assets and liabilities of the company.
Inspection of           Article 97- The books of account shall be kept at the
                         Registered

Accounts Books, Office of the Company or such other place in India as the Board of Directors shall think fit and shall be open to inspection by the

      -                 Directors during business hours.
Inspection               by members. Article 98 - Thc Board of Directors shstll,
                         from time to time, determine whether and to what extent and at what time and places and under what conditions or regulations the accounts and books of' the company or any of them shall be open to inspection of members
                         (not being Directors) and no member (not being a Director) shall have any right of inspecting any account or.book or document of the company except as conferred by law or authorised by the Board of Directors or by the company in general meeting.

Annual accounts and Article 99 - Subject to Section 210 (3) of the Act, at the First Annual balance sheets, General Meeting and subsequently at every Annual General

                         Meeting, the Board shall lay before the company, a Balance Sheet arid Profit and Loss Account in the case of the first account since the incorporation of the company, and in any other case since the preceding account made upto a date not earlier than the date of the meeting by more than six months or where an extension of time has been granted for holding the meeting by more than six months and the extension so granted.

Annual report of the Article 100 - The Board shall make out and attach to every balance Board of Directors, sheet a report with respect to the state of the company's affairs, the amount, if any, which they recommended should be paid by way of dividend and the amount, if any, which they propose to carry to the Reserv Fund, General Reserve or Reserve Account shown specifically on the balance sheet or to a Reserve Fund, General Reserve or Reserve Account to be shown specifically in a subsequent balance sheet. The report shall be signed by the Chairman of the Board of Directors on behalf of the Directors, authorised in that behalf by the Board, and when he is not so authorised, shall be signed by such number of Directors as are required to sign the balance sheet and the profit arid loss account by virtue of sub-sections (1) and (2) of Section 215 of the Act.

Content of profit and Article 101 - Forms of Balance Shccc and Profit and Loss account loss account, shall be in accordance with the provisions of Section

                         211 of the Act. The Profit and Loss Account shall in
                         addition to the matters referred to in Section 211
                         of the Act show, arranged under the most
convenient               heads, the amount of gross income, distinguishing the
                         several sources from which it has been derived and the amount of gross expenditure distinguishing the expenses of the establishment, salaries and other like matters.
                         Every item of expenditure fairly chargeablc against the year's income shall be brought into account so that just balance of profit and loss may be laid before the meeting, and in cases where any item of expenditure which may in fairness be distributed over several years has been incurred in any one year, the whole amount of such ilein shall be stated, with addition of the reason why only a portion of such expenditure is charged against the income of the year.

Balance sheet and profit Article 102 - The company shall send a copy of such Balance and loss account to be Sheet and Profit and Loss Account together with a copy of the sent to members, ., Auditor's Report to the registered address of every member of the company and to every holder of debenture/bonds issued by the company in the manner in which notices are to be given hereunder at least twenty-one days before the meeting at which it is to be laid before the members of the company and shall deposit a copy at the Registered Office of the company for inspection of the members of the company during a period of atleast twenty-one days before that meeting.

Directors to comply with Article 103 - The Board shall, in all respects, comply with the Sections 209 to 222 of provisions of Sections 209 to 222 of the Act, or any statutory the Act. modification thereof for the time being in force as may be applicable to the company.
AUDIT

Accounts to be          Article 104 Once at least in every financial year the
                         accounts of
audited annually, the company shall be examined and the correctness of the Profit and Loss account and Balance Sheet ascertained by one or more auditors.

Appointment              of auditors. Article 105 - The auditor/auditors of the
                         company shall be appointed or reappointed by the Central government on the advice of the Comptroller and Auditor-General of India and hisltheir remuneration, rights and duties shall be regulated by Sections 224 to 233 of the Act

Powers of the Comptroller Article 106- The Comptroller and Auditor General of India shall and Auditor General. have power -
                         (a) to direct the maimer in which the company's accounts shall be audited by the auditor/auditors appointed in pursuance of Article 105 hereof and to give such auditorlauditors instructions in regard to any matter relating to the performance of his/their functions as such.

                         (b) to conduct a supplementary or test audit of the company's accounts by such person or persons as he may authorise in this behalf, and for the purposes of such audit, to have access, at all reasonable times, to all accounts, account books, vouchers, documents and other

     - papers of the company and to require information or additional information to be furnished to any person or persons so authorised, on such mattcrs, by such person or persons and in such form as the Comptroller and Auditor General may, by general or special order, direct.

Comments upon or Article 107 -The auditor/auditors aforesaid shall submit a copy of supplement to audit report his/their audit report to the Comptroller and Auditor General of by the Comptroller & India who shall have the right to comment upon or supplement the Auditor General to be audit report in such manner as he may think fit. Any such comment placed before the annual upon or supplement to the audit report shall be placed before the meeting. Annual General Meeting of the company at the same time and in the same manner as the audit report.
A.uditofs right to      Article 108 - The auditors of the company shall be
entitled to
attend meeting.         receive notice of and to attend any genei'al meeting
                         of the company at which any accounts which have been examined or reported on by them are to be laid down before the company and may make any statement or explanation they desire with respect to the accounts.

When accounts to be Article 109 - Every account of the company when audited and deemed finally settled. approved by a General Meeting shall be conclusive, except as regards any error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected and thenceforth shall be conclusive.

NOTICE

How notices to be       Article 110- A notice may be given by the company to
                           any

served on members.      member either personally or by sending it by post to
                           him to his registered address; if he has no registered address, to the address, if any, supplied by him to the company for the giving of notice to him.
   Notifying registered ArticLe 111 - A holder of registered shares who has no registered place of address. place of address, may, from time to time, notify in writing to the company his address, which shall be deemed his registered place of address within the meaning of the last preceding Article. Notice to joint holders.
                           Article 112 - A notice may be given by the company to the joint holders of share by giving the notice to joint holder named first in the register of the share.

How notice to be given to Article 113 - A notice may be given by the company to the person deceased or bankrupt entitled to share in consequence of the death or insolvency of a member. member by sending it through the post in a prepaid letter addressed to them by name, or by the title ot' reprcsentative of the deceased, or assignee of the insolvent or by any like description, at the address (if any) supplied for the purpose by the persons claiming to be so entitled or (until such an adclr'ess has been so supplied) by giving notice in any manner in which the same might have been given if the death or insolvency had not occurred.

To whom notice of general Article 114- Notice of every general meeting shall be given in meeting to be given, the same manner hereinbefore authorised to (a) every member of the company except those members who, having no registered address, have not supplied to the company an address for giving of notice to them, and also to (b) every person entitled to a share in consequence of the death or insolvency of a member who, but for his death or insolvency, would be entitled to receive notice of the meeting, provided the company has been given due notice.

Transferees bound by Article 115 - Every person who by operation of the law, transfer prior notice, or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share, which previous to his name and address and title to the share being notified to and registered by the company, shall be duly given t0 the person from whom he derives his title to such share.

How notice to be signed. Article 116 - The signature to any notice to be given by the company may be written or printed.

How time to be counted. Article 117 - Where a given number of days' notke or notices extending over any other period is required to be given, the day of service shall, unless it is otherwise provided, be counted in such number or other period.

WTNDLNG UP.
Distribution of assets  Article 118 - If the company shall be wound up and the assets
on winding up.          available for distribution among the members as such
                         shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as early as may be, the losses shall be borne by the members in proportion to the capital paid up or which ought to have been paid up at the commencement of the winding up, on the shares held by them respectively. And if in a winding up, the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up, the excess shall be distribi2ted amongst the members in proportion to the capital paid up, or which ought to have been paid up on the shares held by them respectively. But this clause is to be without prejudice to the rights of thc holders of share issued upon special terms and conditions.

SECRECy

Secrecy clause.         Article 119 - Every Director, Secretary, Trustee for
                           the company, its members, Ot debenture-holders, member of a committee, officer, servant, agent, accounta,, or other person employed in or about the business of the company shall, if so required by the Board before entering upon his duties, sign a declaration pledging l4mself to observe strict secrecy respecting all transactions of the company with its customers and the state of accounts with individuaLs and in matters relating thereto and shall by such declaration pledge himself not to reveal any of the matters which may come to his knowledge in the discharge of his duties except when required so to do by the Board or by any general meeting or by a court of law and except so far as may be necessary in order to comply with any of the provisions contained in these Articles.
Restriction on entry Article 120 - No shareholder or other person (not being a Director) upon property. shall be entitled to enter upon the property of the company or to inspect or examine the premises or properties of the company without the permission of the Board or to require discovery of or any information respecting any detail of the trading of the Company or any matter which is or may be in the nature of a trade secret, mystery of trade, or secret process or of any matter whatsoever which may relate to the conduct of business of the company and which in the opinion of the Board it will be inexpedient in the interest of the company tocoimnunicate The President shall, however, be exempt from the provisions of this Article notwithstanding anything mentioned hereinbefore

                      INDEMNYFy AND RESPONSrBmJTY

Directors' and others' Article 121 - (i) Subject to the Provisions of Seetion 201 (i) of the,
rLghts to indemnity.    Compaities Act, every Director, Manager, Auditor,
                         Secretary or other officer or employee of the company shall be indemnified by the company against, and it shall be the duty of the threctors out of the flinds of the company to pay all costs, losses and expenses (including travelling expenses) which any such Director, Manager, Officer or employee may incur or become liable to by reason of any contract entered into or act or deed done by him or them as such Director, Manager, Officer or servant or in any other way in the discharge of his duties and the arnowit for which such indemnity is provided shall immediately attach as a lien on the property of the company and have priority as between the members over all other claims. (ii) Subject a aforesaid every Director, Manager or Officer of the company shall be indemnified `against any liability incurred by him or them in defending any proceedings whether civil or criminaj in which judgement is given in his or their favour or in which he is or they are acquitted or in connection with any application under

                      Section 633 of the Act in which relief is given to him or
                           them by the Court.

IndividuaLresponsjbi]iw Article 122 - No Director or other officer of the company shall be of Directors. liable for the acts, receipts, neglects or defaults of any other Director or officer of the company or for joining in any receipt or other act for conforrifity or for any loss or expenses happening to the company through the insWflciency or deficiency of title to any property acquired by the order of the Board of Directors for or on behalf of the company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any persons with whom any moneys, securities or effects shall be deposited or for any loss occasioned by any error or judgement or oversight on his part or for any other loss, damage or misfortune whatever, which shall happen in the execution of the duties of his office or in relation thereto unless the same happens through his own negligence, default, misfeasance breach of duty, or breach of trust.

      o                 CAPITALISATION
1[Power to capitalise. Article 123 - (1) Any General Meeting may upon the recommendation of the Directors, resolve that arty moneys, investments or other assets forming part of the undivided profits of the Company standing to the credit of any of the Company's Reserve Accounts or to the credit of

       18 Added Wde Special Resolution passed by the sharefrojder at 0 A GM held on 6 December 199/. Profit and Loss Account or any Capital Redemption Reserve Account or in the hands of the Company and available for dividend or representing premiums received on the issue of shares standing to the credit of the Share Premium Account be capitalised arid distributed amongst such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportion on the footing that they become entitled thereto as capital and that all or any part of such capitalised funds shalt not be paid in cash but shall be applied subject to the provisions contained in clause (2) hereof on behalf of such member either in or towards - (a) paying up any amounts for the time being remaining unpaid on any share held by such members respectively; or
 o (b) paying up in full the unissued shares or debentures of the company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid; or (c) partly in the way specified in sub-clause (a) and partly in that specified in sub-clause (b);
                       and that such distribution or payment shall be
                        accepted by such members in full satisfaction otheir interest in the capitalised sum.
                       (2) (a)Any moneys, investments or other assets representing premium received on the issue of shares and standing to the credit of Shares Premium Account;

                           (b)if the Company shall have redeemed any.
                              Redeemable Preference Shares, all or any part of any Capital Redemption
                              Fund arising from the redemption of such shares;
                       may by resolution of the Company be applied only in
                        paying up in full or in part any new share or any shares then remaining unissued to be issued to such member of the Company as the General Meeting may resolve upto an amount equal to the nominal amount of the shares so issued.

                        (3) Any General Meeting may resolve that any surplus moneys arising from the realisation of any capital assets of the Company or any investments representing the same or any other undistributed profits of the company not subject to charge for income tax be distributed among the members on the footing that they receive the same as capital. (4) Wbether sucIi resolution under this Article shall have been passed, the Board shall

                    (a) make all appropriations and applications of the
                           undivided
                           prbfit resolved to be capitalised thereby and all allotments and issue of fully paid shares or debentures, if any, and
                    (b) generally do all acts and things required to givo
                           cffcct thereto.
                    (5) The Board shall have full power
                    (a) to make such provisions by the issue of fractional
                           certificate or by payment in cash or otherwise as it thinks fit, for the case of shares or debentures becoming distributable in fractions and that fraction of less value than RcA may be disregarded and also;

                    (b) to authorise, any person to enter on behalf of all
                           the members
     entitled thereto, into an agreement with the Company
    o providing for the allotment to them respectively credited as fully paid up, of any further shares or debentures to which they may be entitled upon such capitalisation, or (as the case may require) for the payment of the Company on their behalf by the application thereto of their respective proportions of the profits resolved to be capitalised, or the amounts or any part of the amounts remaining unpaid on their existing shares and may vest any such cash or specific assets in trustees upon

                    - the trust for the person entitled to the dividend or capitalised fund as may seem expedient to the Board.

                    (6) Any agreement made under such authority shall be effective and binding on all such members.]

     Name                       Address,            Signature  No. of     Name, Signature,
                                Description and     or         Shares     Address,
                                Occupation          SubscribersEquity     Description &
                                                                          Occupation of
                                                                          witness

  1. Fresidcnt of India Through  Secretary,                    00         DaIjit Singh,
  Dcvendra                       Department         .
                                 of

                                                            Sd/-
     Kurnar Sangal (S/b. Shri   Telecommunications,                       S/a. Shri
     Hardhian                                                             Jogendar
     Singh Jam) Secretary.      Sanchar Rhavan,                           Dy. Director
                                New Delhi.                                General,
     Telecommunications.                                                  OCS, VSB, New
                                                                          Delhi.
  2. Shree Shankar Sharan, S/a.  Additional         Sd/-       II)        -DO -
  Late Shri                      Secretary, Dept.
     Shambhu Sharan             of

                                Telecommunications,
                                 Sanchar Bhavan,

                                20, Ashoka Road,

                                   New Dcliii.

  3. V. Devarajan, Sb. Late      Additional         5db-       10         - DO
  Shri N.                        Secretary and
     Venkataramanan             Financial Adviser,
                                    Dept. of

     .                          Telecommunications,
                                 Sanchar Bhavan,

                                   New Delhi.

  4. K.C. Katiyar, Sb.           Director General,  5db-       1          V.D. ICulkarni.
  Shajanlal Katiyar              Overseas                                 Sb. DO.
                                 Communications                           Kulkarni,
                                 Service, Bombay.                         Director (Admn)
                                                                          005, VSB, M.G.
                                                                          Road,
                                                                          Bombay - 400 001.
  5. A.W. Furtado, 5/0. Late     AdCII. Director    Sd!-       I          Daljit
  Shri ItT.                      General,                                 5/0. Shri
     Furtado                    Overseas                                  Jogendar Singh,
                                Communications                            Dy. Director
                                Service, YSS,                             General, 0(3,
                                Bombay.                                   VSB, New Delhi.

                                .
  6. J.K. Chhabra., S/s. Shri    Director, Dept. of 5db-                  - DO -
  D.N. Chhabra                   Telecommunications,                1
                                San char Shavan,

                                 20, Ashoka                            .
                                 Road, New Delhi,
                                                               .
  1. S.D. Raheja, Sb. Late Shri  Dy. Financial      5db-       1          DO
  S.R.                           Adviser, Dept.
     Raheja                     of                                        -
                                Telecommunications,                       -
                                 Sanchar Ohavan,

                                20, Ashoka Road,

                                   New Delhi.

  3. R.R. Anand, Sb. Late Shri   Under Secretary,   5db-       I          - DO -
  Gopal Das                      Dept. of
     Anand                      Telecommunications,
                                 Sanchar Bhavan,

                                20, Ashoka Road,

                                   New Delhi.

  9. K.?. Radhakrishnan Kidave,  Under Secretary,   Sd!-       I          - DO -
  Sb. Shri                       Dept. of
     "KQ Kidan                  .
                                Te+ecommunications,
                                Sanchar Bhavan,                           .
                                   New Delhi.

                                                                    126

                                                                    ONE

                                                                 HUNDRED

                                                               TWENTY SIX

Dated this 12TH DAY OF MARCH, 1936. Place - Bombay.
--------
1 -2INSERTED VIDE SPECIAL RESOLUTION PASSED BY THE SHAREHOLDERS AT 12TH AGM HELD ON 21 SEPTEMBER 1998.

3 - AMENDED VIDE SPECIAL RESOLUTION PASSED BY THE SHAREHOLDERS AT 14TH AGM HELD ON 26 SEPTEMBER 2000.

4 - AMENDED VIDE SPECIAL RESOLUTION PASSED BY THE SHAREHOLDERS AT 14TH AGM HELD ON 21 SEPTEMBER 1998.

5 - AMENDED VIDE SPECIAL RESOLUTION PASSED BY THE SHAREHOLDERS AT 6TH AGM HELD ON 29 SEPTEMBER 1992.

6 - AMENDED VIDE SPECIAL RESOLUTION PASSED BY THE SHAREHOLDERS AT 14TH AGM HELD ON 21 SEPTEMBER 1998